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                                                                     Exhibit 2.5


                            INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (this "Agreement") is made as of May 17, 2002 by and among TLL Partners, L.L.C., a Delaware limited liability company (the "TLL Partners"), GM Holdings, LLC, a Tennessee limited liability company ("Holdings") and Teletouch Communications, Inc., a Delaware corporation (the "Company"). TLL Partners and Holdings and, except as otherwise expressly provided herein, their successors and assigns are sometimes referred to herein individually as an "Investor" and collectively as the "Investors".

                                    RECITALS

         WHEREAS, pursuant to the restructuring of certain of the Company's outstanding debt and equity securities contemplated by the Restructuring Agreement dated as of the date hereof (the "Restructuring Agreement") by and among the parties hereto, the Investors may acquire shares of the Company's capital stock, par value $0.001 per share ("Company Common Stock"); and

         WHEREAS, Company is granting Investors certain demand and piggyback registration rights in connection with Investors' receipt of the Shares (as defined below) pursuant to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1.       Certain Definitions.  As used in this Agreement, the following terms
         -------------------
 shall have the following respective meanings:

         "Affiliate" shall mean, with respect to any person, each of such
          ---------
person's officers, directors, employees and agents, and each other person controlling such person within the meaning of the Securities Act.

         "Commission" shall mean the Securities and Exchange Commission or any
          ----------
other federal agency at the time administering the Securities Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Register", "registered" and "registration" refer to a registration
          --------    ----------       ------------
effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" shall mean the Shares and any shares of
          ----------------------
Company Common Stock issued or issuable in respect of the Shares upon any stock split, stock dividend, recapitalization, or similar event and held by Investors until such time as: (a) a registration statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective registration statement; or (b) such securities may be sold pursuant to Rule 145 or Rule 144 (or any successor or similar rule) under the Securities Act without regard to the volume of sale restrictions referred to therein; or (c) such securities have been transferred and may be sold by the transferee without registration under the Securities Act, after which such securities shall no longer be Registrable Securities.

         "Registration Expenses" shall mean all expenses incurred by Company in
          ---------------------
complying with Sections 2 and 3 hereof, including all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and of the accountants for Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such compliance.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or
          --------------
any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts, selling
          ----------------
commissions and stock transfer taxes applicable to the Registrable Securities registered by Investors and all fees and disbursements of counsel for Investors.

         "Shares" shall mean all of the Company Common Stock held by any Investor and all of the Company Common Stock issuable upon: (a) conversion of the issued and outstanding shares of Series A Preferred Stock of the Company, par value $0.001 per share, and Series B Preferred Stock of the Company, par value $0.001 per share; (b) conversion of the Series C Preferred Stock of the Company, par value $0.001 per share, to be issued pursuant to the Restructuring Agreement dated as of the date hereof; and (c) exercise of the Warrant or Warrants to be issued pursuant to the Restructuring Agreement dated as of the date hereof.

         Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Restructuring Agreement.

2.       Requested Registration.
         ----------------------

         2.1 In case Company shall receive from an Investor a written request that Company effect any registration with respect to any of the Registrable Securities, Company shall, as soon as practicable, use reasonable best efforts to effect such registration (including appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) on Form S-3 or, if Form S-3 is not available, then on Form S-1 (or any successor forms of registration statements to such Forms S-3 or S-1 or other available registration statements) and as would permit or facilitate the sale and distribution of the Registrable Securities for which registration is requested as promptly as possible and in any event within 60 days of the request for registration. The registration statement filed pursuant to the request of an Investor under this Section 2.1 may include securities of Company held by other securityholders of Company who, by virtue of agreements with Company, are entitled to include their securities in any such registration, but Company shall have no absolute right to include securities for its own account in any such registration. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

         2.2 Notwithstanding the foregoing, Company shall not be obligated to file a registration statement to effect any such registration pursuant to this
Section 2:

               (a) unless the amount of Registrable Securities for which registration is requested is at least 500,000 shares (as adjusted for any stock split, stock dividend, recapitalization or similar event); provided, however, that if the total number of Registrable Securities held a requesting Investor (but not a transferee of Investors other than a member of Holdings) is less than 500,000 shares (as adjusted to give effect to any stock split, reverse stock split, stock dividend, recapitalization or any similar event or transaction), then such Investor (but not a transferee of Investors other than a member of Holdings) may request registration under this Section 2 as to all but not less than all of such Registrable Securities as may then be held by such requesting Investor;

               (b) after Company has initiated two registrations on S-1 pursuant to this Section 2 (counting for these purposes only registrations that have been declared effective); provided that the Company shall, subject to Section 2.2(a), be obligated to file (i) unlimited registration statements on S-3 and (ii) unlimited additional registration statements on S-1 to the extent all Registration Expenses incurred in connection with such S-1 registration are borne by the requesting Investors.

         2.3 Any offering of securities made under this Section 2 may, at the option of the requesting Investors, be pursuant to a "firm commitment" underwriting. In such event, Company (together with the requesting Investors) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the requesting Investors with the consent of Company, which consent shall not be unreasonably withheld. Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration to the extent required by such limitation as follows:

               (a) if the registration was initiated for the account of any Investors (the "Initiating Holders"), the number of shares reduced shall be: (A) first, any shares sought to be registered by Company for its own account; (B) second, if further reductions are required, any shares sought to be registered by holders of securities other than the Initiating Holders who have requested to include their securities in such registration, pro rata based on the number of shares requested to be included in such registration; and (C) third, if still further reductions are required, any securities sought to be registered by the Initiating Holders pro rata based on the number of Shares requested to be included in such registration; and

               (b) if the managing underwriter has not limited the number of Registrable Securities to be included in such registration, Company may include securities for its own account or for the account of others in such registration if the number of Registrable Securities to be included in such registration will not thereby be limited.

3.       Company Registration.
         --------------------

         3.1 If Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective registration rights, other than: (i) a registration relating solely to employee benefit plans on Form S-8 (or similar successor form); or (ii) a registration on Form S-4 (or similar successor form) relating solely to a Commission Rule 145 transaction, Company will:

               (a) promptly give Investors written notice thereof; and

               (b) use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities specified in a written request to Company made within 15 business days after receipt of such written notice by Investors.

         3.2 If the registration of securities pursuant to this Section 3 is underwritten, Company shall so advise Investors as a part of the written notice given under Section 3.1(a). In such event, Investors' right to registration pursuant to this Section 3 shall be conditioned upon Investors' participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be subject to the limitations provided herein. Company (together with the participating Investors) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Company. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, Company shall so advise the holders of securities who have requested to include their securities in such registration, and the number of shares to be included in such registration shall be reduced by such minimum number of shares as is necessary to comply with such limitation, as follows:

               (a) if the registration was initiated for the account of any security holder or holders other than Investors (the "Initiating Holders"), the number of shares reduced shall be (A) first, any shares sought to be registered by Company for its own account, (B) second, if further reductions are required, any shares sought to be registered by holders of securities other than the Initiating Holders who have requested to include their securities in such registration, pro rata based on the number of shares requested to be included in such registration, and (C) third, if still further reductions are required, any securities sought to be registered by the Initiating Holders.

               (b) if the registration was initiated by Company for its own account, the number of shares reduced shall be: (A) first, any shares sought to be registered by holders of securities who have requested to include their securities in such registration, pro rata based on the number of shares requested to be included in such registration; and (B) second, if further reductions are required, shares sought to be registered by Company for its own account.

4.       Black Out. In the event the Board of Directors of the Company
         ---------
determines, after a request for registration has been received from an Investor and prior to the completion of such registered offering, that it may be in possession of material undisclosed information with respect to Company or its securities: (a) Company shall notify such requesting
Investors and request that such requesting Investors refrain from selling any Registrable Securities, and such requesting Investors shall refrain from selling any Registrable Securities; and (b) Company shall not be obligated to file a registration statement or effect any registration, qualification or compliance of Registrable Securities under Section 2 for a period of not more than 60 days from the date of such notice (the "Black Out Period"). A Black Out Period shall end upon the earlier to occur of: (i) the full public disclosure of the material information giving rise to such Black Out Period; (ii) Company notifying Investors in writing that the Black Out Period is terminated; and (iii) the 60th day after the date of Company's notice of the commencement of the Black Out Period. Notwithstanding the foregoing, Company shall not be entitled to declare a Black Out Period prior to twelve months from the end of a previous Black Out Period if more than 90 days of the immediately preceding 365 days have been subject to a Black Out Period, and Company shall only exercise its rights under this Section 4 in good faith and shall not exercise such rights in an effort to frustrate Investors' ability to offer to sell and sell their Registrable Securities.

5.       Expenses of Registration. Except as otherwise set forth herein, all
         ------------------------
Registration Expenses incurred in connection with a registration pursuant to Sections 2 and 3 shall be borne by Company. All Selling Expenses relating to the Registrable Securities which are registered shall be borne by Investors.

6.       Registration Procedures. In the case of each registration effected by
         -----------------------
Company pursuant to this Agreement, Company will keep Investors advised in writing, if Investors are participating in such registration, as to the initiation of each registration and as to the completion thereof. At its expense, Company will:

          6.1 prepare and file with the Commission a registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for at least 180 days or until the distribution described in the registration statement has been completed, whichever first occurs;

          6.2 furnish to Investors, if Investors are participating in such registration, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Investors may reasonably request, including correspondence with the Commission and any exchanges on which Registrable Securities are listed;

          6.3 notify Investors, if Investors are participating in such registration, of any updates or amendments to the prospectus and furnish to Investors any such updated and/or amended prospectuses;

          6.4. cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq Stock Market and, if listed on the Nasdaq Stock Market, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure Nasdaq authorization for such Registrable

Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          6.5 provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          6.6 obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and

          6.7 provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

7.        Indemnification.
          ---------------

          7.1 Company will indemnify Investors with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of the Securities Act (the "Underwriters"), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Company of the Securities Act or any state securities law, or any rule or regulation promulgated thereunder, applicable to Company in connection with any such registration, and Company will reimburse Investors and the Underwriters for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Company will not be liable in any such case to the extent that any such expense, claim, loss, damage or liability arises out of or is based on any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Company by Investors specifically for use therein.

          7.2. Investors, severally as to actions of an individual Investor and not jointly or jointly and severally, will, if Registrable Securities are included in a registration being effected, indemnify Company and each of its Affiliates and the Underwriters, if any, of Company's securities covered by such a registration against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Investors of the Securities Act or any state securities law, or any rule or regulation promulgated thereunder, applicable in connection with any such registration, and Investors will reimburse Company, such Affiliates and the Underwriters for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but in each case only to the extent that such untrue statement or omission, or alleged untrue statement or omission, is made in such registration statement, prospectus, offering circular or other document incident to any such registration in reliance upon and in conformity with written information furnished to Company by Investors specifically for use therein. Notwithstanding the foregoing, the liability of Investors under this Section 7.2 shall be limited in an amount equal to the public offering price of the Shares sold by an Investor, unless such liability arises out of or is based on willful misconduct by such Investor.

     7.3 Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party shall have the option to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld); and provided, further, that the Indemnified Party may participate in such defense at such party's own expense. The failure of an Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. The Indemnifying Party shall not assume such defense for matters as to which there is a conflict of interest or separate and different defenses. In the event of a conflict of interest or separate or different defenses, as determined in the reasonable opinion of counsel to the Indemnified Party, the Indemnifying Party will pay the reasonable legal fees and expenses of one counsel to the Indemnified Party. No claim may be settled without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     7.4. If the indemnification provided for in Section 7.1 or 7.2 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7.1 or 7.2 in respect of any expenses, claims, losses, damages or liabilities (or actions in respect thereof), then, subject to the provisions of the last sentence of Section 7.2, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such expenses, claims, losses, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such expenses, claims, losses, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.

8.   Information from Investors. Investors shall furnish to Company such
     --------------------------
information regarding Registrable Securities being included in any registration and the distribution proposed by Investors as Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

9.   Rule 144 Reporting. With a view to making available the benefits of certain
     ------------------
rules and regulations of the Commission which may at any time permit the sale of Registrable Securities to the public without registration, Company agrees to use its best efforts to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144 (or any successor or similar rule) promulgated by the Securities and Exchange Commission under the Securities Act;

               (b) file with the Commission in a timely manner all reports and other documents required of Company under the Securities Act and the Exchange Act; and

               (c) so long as Investors own any Registrable Securities, promptly furnish to Investors upon request: (i) a statement by Company as to its compliance with the reporting requirements of Rule 144 (or any successor or similar rule), the Securities Act and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of Company, and such other publicly filed reports and documents of Company; and (iii) such other information in the possession of Company as Investors may reasonably request in availing themselves of any rule or regulation of the Commission allowing Investors to sell any Shares without registration.

10.  Amendment. Any provision of this Agreement may be amended or the observance
     ---------
thereof may be waived (either generally or in particular instance and either retroactively or prospectively) only with the written consent of the Company and all Investors.

11.  Termination. This Agreement shall terminate at such time following the
     -----------
Restructuring as Investors are the beneficial owners of less than one hundred thousand Shares.

12.  Governing Law. This Agreement shall be governed by and construed in
     -------------
accordance with the laws of the State of Delaware.

13.  Entire Agreement. This Agreement constitutes the full and entire
     ----------------
understanding and agreement between the parties regarding rights to registration.

14.  Notices and Dates. Any notice required to be given hereunder shall be
     -----------------
sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

         If to TLL Partners:

                  TLL Partners, L.L.C.
                  110 North College, Suite 1111
                  Tyler, Texas 75702
                  Attention:  Robert M. McMurrey
                  Telecopier: 903-596-8393

         If to Holdings:

                  GM Holdings, LLC
                  c/o John C. Maggart
                  Aintree Capital
                  201 Fourth Avenue North
                  Nashville, Tennessee 37219
                  Telecopier: 615-782-4111

         If to the Company:

                  Teletouch Communications, Inc.
                  110 North College, Suite 200
                  Tyler, Texas  75702
                  Attention:  J. Kernan Crotty
                  Telecopier: 903-596-8393

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered, if delivered personally, by messenger or by courier, or upon confirmation of receipt if sent by facsimile.

15.      Counterparts; Facsimiles. This Agreement may be executed in several
         ------------------------
counterparts (by facsimile or original signature), each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument. A signature transmitted by facsimile shall be treated for all purposes by the parties hereto as an original and shall be binding upon the party transmitting such signature without limitation.

16.      Further Assurances. The parties hereto shall do and perform or cause to
         ------------------
be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated thereby. Neither Company nor Investors shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement, and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein and therein required to be performed by them.

17.      Severability. Any term or provision of this Agreement which is invalid
         ------------
or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

18.      Binding Effect; Assignment. This Agreement shall be binding upon the
         --------------------------
parties hereto and their respective successors and assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and assigns. The parties hereto recognize that Holdings intends to transfer to its members its Shares or the right to receive such Shares and it is expressly acknowledged that, from and after such transfer, such members shall be "Investors" under this Agreement. Upon any assignment as contemplated in this paragraph, the assignor shall provide written notice of such assignment to the Company.

19.      Interpretation. When a reference is made in this Agreement to Sections,
         --------------
such references shall be to a Section to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Use of any gender herein to refer to any Person shall be deemed to comprehend masculine, feminine, and neuter unless the context clearly requires otherwise.

20.      Specific Performance. The parties hereto agree that monetary damages
         --------------------
and any other remedy at law will not be adequate to compensate for any breach or failure to consummate the transactions contemplated hereby because, inter alia, the assessment of monetary damages is impractical and too speculative, and that any party shall be entitled to specific performance or other injunctive relief as the remedy for such breach without the necessity of proving inadequacy of legal remedies or irreparable harm, or posting bond, or in order to prevent the violation of the provisions of this Agreement.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the undersigned have executed this Investor Rights Agreement as of the date set forth above.

                              TELETOUCH COMMUNICATIONS, INC.

                              /s/ J. Kernan Crotty

                              --------------------------------------------------
                                  Name:  J. Kernan Crotty
                                  Title: President:


                              TLL PARTNERS, L.L.C.

                              /s/ Robert M. McMurrey

                             ---------------------------------------------------
                                  Name:  Robert M. McMurrey
                                  Title: Manager

                              GM HOLDINGS, LLC

                             /s/ John C. Maggart

                             ---------------------------------------------------
                                  Name:  John C. Maggart
                                  Title: Manager